Exhibit 10.3

ELANDIA INTERNATIONAL INC.

a Delaware corporation

PREFERRED STOCK PURCHASE AGREEMENT

THIS PREFERRED STOCK PURCHASE AGREEMENT, dated as of the 21st day of November 2007 (the “Agreement”), is entered into by and between Elandia International Inc., a Delaware corporation (the “Company”), and Stanford International Bank Ltd., an Antiguan banking corporation (the “Purchaser”).

WITNESSETH:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D (“Regulation D”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act; and

WHEREAS, upon the terms and conditions of this Agreement, the Purchaser has agreed to purchase, and the Company wishes to issue and sell, for an aggregate purchase price of $35,000,000 (i) 5,185,185 shares of the Company’s Series B Convertible Preferred Stock, $0.00001 par value per share (the “Series B Preferred Stock”), the terms of which are as set forth in the Certificate of Designations, Rights and Preferences of Series B Convertible Preferred Stock attached hereto as Exhibit A (the “Series B Certificate of Designation”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 3,638,000 shares of common stock, $0.00001 par value per share, of the Company (the “Common Stock”), subject to adjustment as provided in the Warrants, which Warrants will be in the form attached hereto as Exhibit B; and

WHEREAS, the Series B Preferred Stock shall be convertible into shares of Common Stock pursuant to the terms set forth in the Series B Certificate of Designation, and the Warrants may be exercised for the purchase of Common Stock, pursuant to the terms set forth therein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

15.	AGREEMENT TO PURCHASE; PURCHASE PRICE

(a) Purchase of Preferred Stock and the Warrants. Subject to the terms and conditions in this Agreement, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser and its assignees (i) 4,740,740 shares of Series B Preferred Stock and (ii) Warrants to purchase 3,638,000 shares of Common Stock, subject to adjustment as provided in the Warrants, for an aggregate maximum purchase price of $32,000,000 ($6.75 per share of Series B Preferred Stock), which shall be payable in immediately available funds on the applicable closing dates as determined pursuant to Section 1(b) below. As set forth below, the parties acknowledge that a portion of the purchase price in the amount of $5,575,103 has been previously funded by the Purchaser and shall be credited towards the purchase price payable by Purchaser hereunder on the First Closing Date.

(b) Closings. The Series B Preferred Stock and the Warrants to be purchased by the Purchaser and its assignees hereunder, in such denominations and such names as are set forth on Schedule A attached hereto or as the Purchaser may request from the Company upon at least three business days prior notice of any closing (any name other than the Purchaser shall be an affiliate of Purchaser or an assignee of Purchaser), shall be delivered by or on behalf of the Company for the account of the Purchaser, against payment by the Purchaser of the aggregate purchase price in the form specifically agreed by the parties or by wire transfer to an account of the Company, by 5:00 PM, Eastern Standard Time, on the applicable closing date, the first of such closing dates being the date of execution of this Agreement provided that all conditions to close set forth in Sections 6 and 7 of this Agreement have been satisfied or waived (the “First Closing Date”) and any such closing date, including any date on which Additional Funding is made available to the Company pursuant to Section 1(c) below, being referred to herein as a “Closing Date.” The Closing Dates for the sale of the Series B Preferred Stock and the Warrants shall be as follows:

CLOSING DATE	PURCHASE PRICE	NUMBER OF SHARES OF SERIES B PREFERRED STOCK	NUMBER OF WARRANTS
Previously funded	$5,575,103	—	—

First Closing Date	$14,424,897	2,962,962	3,638,000

November 23, 2007	$2,000,000	296,297	—

November 30, 2007	$2,000,000	296,297	—

December 7, 2007	$2,000,000	296,296	—

December 14, 2007	$2,000,000	296,296	—

December 21, 2007	$2,000,000	296,296	—

December 28, 2007	$2,000,000	296,296	—

TOTAL:	$32,000,000	4,740,740	3,638,000

(c) Additional Funding. In addition to the foregoing, in order to finance the Company’s needs for working capital, the Purchaser shall make available to the Company during the 2008 calendar year an additional $3,000,000 on the terms and conditions set forth in this subsection (c) (the “Additional Funding”) provided that all conditions to close set forth in Section 7 of this Agreement have been then satisfied (or waived by Purchaser). In exchange for the Additional Funding, the Company agrees to issue and sell to the Purchaser an additional 444,444 shares of Series B Preferred Stock ($6.75 per share of Series B Preferred Stock). The Company shall submit each request for Additional Funding (a “Request”) to the Purchaser at least two weeks before the desired funding date. In connection with each Request, the Company shall state the number of shares of Series B Preferred Stock to be sold, in increments of 50,000 shares at a purchase price of $6.75 per share, and shall provide to Purchaser the proposed use of proceeds, together with such information relating to the transaction and the Company’s business and financial condition as Purchaser shall reasonably request. Purchaser shall have the right to accept or reject any Request in its sole discretion; provided, however, that Purchaser’s acceptance of any such Request shall not be deemed to evidence the satisfaction, or be deemed to constitute a waiver, of any of the closing conditions set forth in Section 7 of this Agreement.

(d) Surrender of Old Warrants. In consideration for the issuance of the Series B Preferred Stock and Warrants to the Purchaser and its affiliates and assignees, the Purchaser shall (and shall cause its affiliates and assignees to), on the First Closing Date or as soon as practicable thereafter, surrender to the Company for cancellation warrants to purchase 2,068,000 shares of Common Stock previously issued in 2007 (the “Old Warrants”).

16.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

The Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Qualified Investor. The Purchaser is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able to afford the entire loss of its investment in the Series B Preferred Stock and the Warrants, and (iii) an “Accredited Investor” as defined in Rule 501(a) of Regulation D and knows of no reason to anticipate any material change in its financial condition for the foreseeable future.

(b) Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Series B Preferred Stock, the Warrants and the Conversion Shares (as defined below) for an indefinite period of time and to suffer a complete loss of such Purchaser’s investment.

(c) Restricted Securities. The securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. All subsequent offers and sales by the Purchaser of the Series B Preferred Stock and the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock or exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from such registration.

(d) Reliance on Representations. The Purchaser understands that the Series B Preferred Stock and the Warrants are being offered and sold to it and its assignees in reliance upon exemptions from the registration requirements of the United States federal securities laws, and that the Company is relying upon the truthfulness and accuracy of the Purchaser’s representations and warranties, and the Purchaser’s compliance with its covenants and agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Series B Preferred Stock and the Warrants.

(e) Access to Information. The Purchaser (i) has been provided with sufficient information with respect to the business of the Company for the Purchaser to determine the suitability of making an investment in the Company and such documents relating to the Company as the Purchaser has requested and the Purchaser has carefully reviewed the same, (ii) has been provided with such additional information with respect to the Company and its business and financial condition as the Purchaser, or the Purchaser’s agent or attorney, has requested, and (iii) has had access to management of the Company and the opportunity to discuss the information provided by management of the Company and any questions that the Purchaser had with respect thereto have been answered to the full satisfaction of the Purchaser.

(f) Legality. The Purchaser has the requisite corporate power and authority to enter into this Agreement.

(g) Residency. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is No. 11 Pavilion Drive, St. John’s, Antigua, West Indies.

(h) Authorization.

(i) The Purchaser has all requisite power and authority to execute and deliver the Agreement and any related agreements, to purchase the Series B Preferred Stock and the Warrants hereunder and to carry out and perform its obligations under the terms of the Agreement and any related agreements. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Agreement and any related agreements, and the performance of all of the Purchaser’s obligations under the Agreement and any related agreements, has been taken or will be taken prior to the First Closing Date.

(ii) This Agreement and any related agreements, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Purchaser, and such agreements, when executed and delivered by each of the Purchaser and the Company will each be a valid and binding agreement of the Purchaser, enforceable in accordance with their respective terms, except (A) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (B) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity and (C) to the extent the indemnification provisions contained in the Registration Rights Agreement (as defined below) may further be limited by applicable laws and principles of public policy.

(iii) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Agreement or any related agreements by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

(i) Adequate Resources. The Purchaser, or an affiliate of the Purchaser, has sufficient liquid assets to deliver the aggregate purchase price during the term of the Agreement.

(j) Investment. The Purchaser is acquiring the Series B Preferred Stock and the Warrants for investment for the Purchaser’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Series B Preferred Stock or Warrants. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series B Preferred Stock or Warrants. The Purchaser is aware of the limits on resale imposed by virtue of the transaction contemplated by this Agreement and is aware that the Series B Preferred Stock and the Warrants will bear restrictive legends.

(k) Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of the Purchaser (as defined herein), currently threatened against the Purchaser that questions the validity of the Primary Documents (as defined below) or the right of Purchaser to enter into any such agreements or to consummate the transactions contemplated hereby and thereby, nor, to the Knowledge of Purchaser, is there any basis for the foregoing. All references to the “Knowledge” means the actual knowledge of the person in question or the knowledge such person could reasonably be expected to have each after reasonable investigation and due diligence.

(l) Broker’s Fees and Commissions. Except for a fee payable to Stanford Group Company (“SGC”) by the Company pursuant to Section 8, below, neither the Purchaser nor any of its officers, partners, employees or agents has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, the Warrants, the Registration Rights Agreement and the Series B Certificate of Designation (collectively, the “Primary Documents”), and neither the Company nor the Purchaser has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Primary Documents.

(m) Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Primary Documents. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Primary Documents.

17.	REPRESENTATIONS OF THE COMPANY

The Company represents and warrants to, and covenants and agrees with, the Purchaser that:

(a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company owns directly or indirectly each of the entities set forth on Schedule 3(a) attached hereto (the “Subsidiaries”) in the manner described on such Schedule. The Company owns, directly or indirectly, 100% of the legal and beneficial interest in each such Subsidiary, and no Subsidiary has any legal or equitable obligation to issue any equity or other securities to any person. The Company has no interest in any other entities except for its Subsidiaries. Each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of its state of organization and has all requisite power and authority to carry on its business as now conducted. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation or limited liability company and in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except as would not have a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”). The minute books and stock record and membership books and other similar records of the Company or equivalent documents have been provided to the Purchaser and its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain true and complete records of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders, members, managers and committees of the board of directors of the subject entities from the date of organization through the date hereof. The Company has, prior to the execution of this Agreement, delivered to the Purchaser true and complete copies of the Certificate of Incorporation, Bylaws, and equivalent documents of the Company and the Subsidiaries, each as amended through the date hereof. Neither the Company nor any Subsidiary is in violation of any provisions of its Certificate of Incorporation, Bylaws or equivalent documents.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Primary Documents and otherwise to carry out its obligations hereunder or thereunder. The execution and delivery of each of the Primary Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company or any Subsidiary. Each of the Primary Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may further be limited by applicable laws and principles of public policy.

(c) Capitalization. On the date hereof (exclusive of any Series B Preferred Stock or Warrants to be issued hereunder), the authorized capital of the Company consists of: (i) 50,000,000 shares of Common Stock, par value $0.00001 per share, of which 13,516,315 shares are issued and outstanding; (ii) 35,000,000 shares of preferred stock, par value $0.00001 per share, of which – 0 – shares of Series A Preferred Stock are issued and outstanding and – 0 – shares of Series B Preferred Stock are outstanding; (iii) 2,606,700 shares of Common Stock reserved for issuance upon exercise of options under the Company’s 2007 Stock Option and Incentive Plan; and (iv) 2,098,000 shares of Common Stock underlying currently exercisable warrants, inclusive of the 2,068,000 shares of Common Stock underlying the Old Warrants to be cancelled in connection with the transactions contemplated hereby. In addition, the Company is the maker of convertible promissory notes which may be converted at any time, at the option of Purchaser, into 6,060,000 shares of Series A Preferred Stock which are ultimately convertible into that same amount of shares of Common Stock, subject to adjustment as provided in the Certificate of Designation of the Series A Preferred Stock. Also, Latin Node, Inc., a Subsidiary of the Company, is the maker of a convertible promissory note in favor of Laurus Master Fund, Ltd., which note may be converted into 953,000 shares of Common Stock. Except as set forth in this Section 3(c) or as disclosed on Schedule 3(c) attached hereto, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or any Subsidiary or similar rights. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. Other than the Company’s 2007 Stock Option and Incentive Plan, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other person. Except as disclosed on Schedule 3(c) attached hereto, none of the Company or any Subsidiary is a party to any stockholders’ agreement, share transfer restriction, voting trust agreement, registration rights agreement or similar agreement relating to any equity securities of the Company or any Subsidiary or any other Contract relating to disposition, voting or dividends with respect to any equity securities of the Company or of any Subsidiary. All dividends on the Common Stock that have been declared or have accrued prior to the date of this Agreement have been paid in full. There are no anti-dilution or price adjustment provisions regarding any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities (as defined in Section 4(a) below).

(d) Concerning the Common Stock, the Preferred Stock and the Warrants. The Series B Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants when issued and delivered and paid for in compliance with the provisions of this Agreement, shall be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such a holder.

(e) Authorized Shares. The Company shall have available a sufficient number of authorized and unissued shares of Common Stock as may be necessary to effect conversion of the Series B Preferred Stock and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of shares of Common Stock upon the conversion of the Series B Preferred Stock and the exercise of the Warrants. The Company further acknowledges that its obligation to issue shares of Common Stock upon conversion of the Series B Preferred Stock and upon exercise of the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(f) Legality. The Company has the requisite corporate power and authority to enter into this Agreement, and to issue and deliver the Series B Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrants.

(g) Financial Statements. Except as set forth on Schedule 3(g) attached hereto: (i) the financial statements and related notes thereto contained in the Company’s filings with the Commission (the “Company Financials”) are correct and complete in all material respects, comply in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other; (ii) the Company Financials present fairly and accurately the financial condition and operating results of the Company in all material respects as of the dates and during the periods indicated therein and are consistent with the books and records of the Company; and (iii) except as set forth in the Company Financials, the Company has no material liabilities, contingent or otherwise, other than liabilities disclosed on the balance sheet as of June 30, 2007. Since January 1, 2004, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company, other than as required by United States generally accepted accounting principles. The unaudited Company Financials do not contain additional financial statements and footnotes required under United States generally accepted accounting principles, and are subject to normal year-end adjustments.

(h) Commission Filings. Except as set forth on Schedule 3(h) attached hereto: (i) the Company has made all filings with the Commission that it has been required to make under the Securities Act and the Exchange Act and has furnished or made available to the Purchaser true and complete copies of all the documents it has filed with the Commission since its inception, all in the forms so filed (collectively, the “Commission Filings”) including, without limitation, that certain Form 8-K filed with the Commission on November 19, 2007 (the “Most Recent Form 8-K”); and (ii) as of their respective filing dates, the Commission Filings already filed by the Company or to be filed by the Company after the date hereof but before the First Closing Date complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, as the case may be, and none of such Commission Filings contained or will contain any untrue statement of a material fact or omitted or will omit any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent such Commission Filings have been all prior to the date of this Agreement corrected, updated or superseded by a document subsequently filed with Commission. As of the date hereof, there are no material unresolved comments issued by the staff of the Commission with respect to any of the Commission Filings.

(i) Non-Contravention. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the transactions contemplated by this Agreement and each of the other Primary Documents, do not and will not conflict with, or result in a breach by the Company or any Subsidiary of, or give any third party any right of termination, cancellation, acceleration or modification in or with respect to, any of the terms or provisions of, or constitute a default under, (A) its Certificate of Incorporation, Bylaws or other equivalent documents, as amended through the date hereof, (B) any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or assets are bound, or (C) any existing applicable law, rule, or regulation or any applicable decree, judgment or order of any court or federal, state, securities industry or foreign regulatory body, administrative agency, or any other governmental body having jurisdiction over the Company or any Subsidiary or any of their properties or assets (collectively, “Legal Requirements”), other than those which have been waived or satisfied on or prior to the First Closing Date.

(j) Approvals and Filings. Other than the completion of the filing of the Series B Certificate of Designation, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the stockholders of the Company is required to be obtained by the Company or any Subsidiary for the entry into or the performance of this Agreement and the other Primary Documents.

(k) Compliance With Legal Requirements. Except as disclosed in the Commission Filings, neither the Company nor any Subsidiary has violated in any material respect, and is not currently in material default under, any Legal Requirement applicable to it, or any of its assets or properties, where such violation could reasonably be expected to have a Material Adverse Effect.

(l) Absence of Certain Changes. Since January 1, 2007, except as previously disclosed in the Commission Filings, there has been no event or condition that has had, or is reasonably likely to have, a Material Adverse Effect.

(m) Indebtedness to Officers, Directors and Stockholders. Except as set forth on Schedule 3(m) attached hereto, neither the Company nor any Subsidiary is indebted to any of its stockholders, officers or directors or their Affiliates in any amount whatsoever (including, without limitation, any deferred compensation, salaries or rent payable).

(n) Relationships with Related Persons. Except as disclosed in the Commission Filings, no officer, director, or principal stockholder of the Company or any Subsidiary nor any Related Person (as defined below) of any of the foregoing has, or since December 31, 2002, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the business of the Company or any Subsidiary. Except as disclosed in the Commission Filings, no officer, director, or principal stockholder of the Company nor any Related Person of the any of the foregoing is, or since December 31, 2002, has owned an equity interest or any other financial or profit interest in, a Person (as defined below) that has (i) had business dealings or a material financial interest in any transaction with the Company or any Subsidiary, or (ii) engaged in competition with the Company or any Subsidiary with respect to any line of the merchandise or services of such company (a “Competing Business”) in any market presently served by such company except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except for (A) Contracts between the Company and Purchaser and (B) employment agreements disclosed in the Commission Filings, no director, officer, or principal stockholder of the Company or any Subsidiary nor any Related Person of any of the foregoing is a party to any Contract with, or has claim or right against, the Company or any Subsidiary. As used in this Agreement, “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or any governmental body; “Related Person” means, (X) with respect to a particular individual, (a) each other member of such individual’s Family (as defined below); (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family; (c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); (Y) with respect to a specified Person other than an individual, (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of the foregoing definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 1% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 1% of the outstanding equity securities or equity securities in a Person.

(o) Title to Properties; Liens and Encumbrances. The Company and each Subsidiary has good and marketable title to all of its material properties and assets, both real and personal, and has good title to all its leasehold interests. Except as disclosed in the Commission Filings, all material properties and assets reflected in the Company Financials are free and clear of all Encumbrances (as defined below) except for (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation and (iv) liens, Encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have arisen in the ordinary course of business. As used in this Agreement, “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(p) Permits. The Company and each Subsidiary has all permits, licenses and any similar authority necessary for the conduct of its business as now conducted, except where the failure to have such permits and licenses would not materially and adversely affect the business or financial condition of such company. Neither the Company nor any Subsidiary is in default in any respect under any of such permits, licenses or similar authority.

(q) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or arbitration tribunal pending or, to the Knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, in which an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Company or such Subsidiary or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents. All references to the “Knowledge of the Company” in this Agreement shall mean the actual knowledge of the Company or the knowledge that the Company could reasonably be expected to have, after reasonable investigation and due diligence.

(r) No Default. Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement (each a “Contract”) to which it is a party or by which it or its property may be bound.

(s) Taxes.

(i) All Tax Returns (as defined below) required to have been filed by or with respect to the Company or any Subsidiary (including any extensions) have been filed. All such Tax Returns are true, complete and correct in all material respects. All Taxes (as defined below) due and payable by the Company or any Subsidiary, whether or not shown on any Tax Return, or claimed to be due by any Taxing Authority (as defined below), have been paid or accrued on the balance sheet included in the Company’s latest filing with the Commission.

(ii) Neither the Company nor any Subsidiary has any material liability for Taxes outstanding other than as reflected in the balance sheet included in the Company’s latest filing with the Commission or incurred subsequent to the date of such filing in the ordinary course of business. The unpaid Taxes of the Company and the Subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for income tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the balance sheet included in the Company’s latest filing with the Commission, and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the First Closing Date.

(iii) Neither the Company nor any Subsidiary is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any Subsidiary does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(iv) The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.

(v) There has been no action by any Taxing Authority in connection with assessing additional Taxes against, or in respect of, the Company or any Subsidiary for any past period. There is no dispute or claim concerning any Tax liability of the Company or any Subsidiary either (i) claimed, raised or, to the Knowledge of the Company, threatened by any Taxing Authority or (ii) of which the Company is otherwise aware. There are no liens for Taxes upon the assets and properties of the Company or any Subsidiary other than liens for Taxes not yet due. None of the Tax Returns of the Company or any Subsidiary have been audited or examined by Taxing Authorities, and none of the Tax Returns of the Company or any Subsidiary currently are the subject of audit or examination. The Company has made available to the Purchaser complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, the Company and the Subsidiaries since the fiscal year ended December 31, 1998.

(vi) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any Subsidiary or with respect to any Tax assessment or deficiency affecting the Company or any Subsidiary.

(vii) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

(viii) Neither the Company nor any Subsidiary has any liability for the Taxes of any person or entity other than the Company or such Subsidiary (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign Legal Requirements), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

(ix) Neither the Company nor any Subsidiary (i) has agreed to make or is required to make any adjustment under Section 481 of the Internal Revenue Code by reason of a change in accounting method and (ii) is a “consenting corporation” within the meaning of Section 341(f)(1) of the Internal Revenue Code.

(x) Neither the Company nor any Subsidiary is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

(xi) Neither the Company nor any Subsidiary is involved in, subject to, or a party to any joint venture, partnership, contract or other arrangement that is treated as a partnership for federal, state, local or foreign Tax purposes.

(xii) The Company was not included nor is includible, in the Tax Return of any other entity.

As used in this Agreement, a “Tax Return” means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax; “Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross, receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by Taxing Authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term includes any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments; and “Taxing Authority” means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

(t) Certain Prohibited Activities. Neither the Company, any Subsidiary nor, to the Knowledge of the Company, any of their respective directors, officers or other employees has (i) used any Company or Subsidiary funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to any political activity, (ii) made any direct or indirect unlawful payment of Company or Subsidiary funds to any foreign or domestic government official or employee, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person; provided, however, that the Company, in connection with its recent acquisition of Latin Node, Inc., has initiated an investigation to determine if certain payments made to consultants used by Latin Node, Inc. were made in violation of the FCPA, and all material facts known by the Company with respect to such investigation have been disclosed on the Most Recent Form 8-K or are set forth in that certain Investor Representation Letter executed by Purchaser and delivered to the Company as of the First Closing Date.

(u) Certain Fees. Except for a fee payable to SGC by the Company, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, and neither the Company nor any Subsidiary has taken any action that would cause Purchaser to be liable for any such fees or commissions. The Company agrees that Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with the transactions contemplated by this Agreement.

(v) Employee Benefits.

(i) The Company does not have, and has not at any time since December 31, 1998 had, Plans (as defined below).

As used in this Agreement, “Plan” means (i) each of the “employee benefit plans” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”)), of which any of the Company or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an “ERISA Affiliate”) is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company or any of its ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers’ compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits.

(w) Private Offering. Subject to the accuracy of the Purchaser’s representations and warranties set forth in Section 16 hereof, (i) the offer, sale and issuance of the Series B Preferred Stock and the Warrants, (ii) the issuance of Common Stock pursuant to the conversion and/or exercise of such securities into shares of Common Stock, each as contemplated by the Primary Documents, are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Series B Preferred Stock, the Warrants or any similar securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of such securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Series B Preferred Stock or the Warrants by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

(x) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company understands and confirms that Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to Purchaser regarding the Company, its business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2 hereof.

(y) Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of vFinance, Inc. to the effect that, as of the date of such opinion, the purchase price payable by Purchaser hereunder is fair, from a financial point of view, to the Company’s stockholders. An executed copy of such opinion is being delivered to Purchaser simultaneously with the execution of this Agreement.

18.	CERTAIN COVENANTS, ACKNOWLEDGMENTS AND RESTRICTIONS

(a) Transfer Restrictions. The Purchaser acknowledges that (i) neither the Series B Preferred Stock, the Warrants nor the Common Stock issuable upon conversion of the Series B Preferred Stock or upon exercise of the Warrants have been registered under the Securities Act, and such securities may not be transferred unless (A) subsequently registered thereunder or (B) they are transferred pursuant to an exemption from such registration, and (ii) any sale of the Series B Preferred Stock, the Warrants or the Common Stock issuable upon conversion, exercise or exchange thereof (collectively, the “Securities”) made in reliance upon Rule 144 under the Securities Act (“Rule 144”) may be made only in accordance with the terms of said Rule 144. The Purchaser understands that, although Rule 144 is not exclusive, the Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk. The provisions of Section 18(a) and 18(b) hereof, together with the rights of the Purchaser under this Agreement and the other Primary Documents, shall be binding upon any assignee of the Purchaser as well as any subsequent transferee of the Series B Preferred Stock and the Warrants.

(b) Restrictive Legend. The Purchaser acknowledges and agrees that, until such time as the Securities shall have been registered under the Securities Act or the Purchaser demonstrates to the reasonable satisfaction of the Company and its counsel that such registration shall no longer be required, such Securities may be subject to a stop-transfer order placed against the transfer of such Securities, and such Securities shall bear a restrictive legend in substantially the following form:

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

(c) Filings. The Company undertakes and agrees that it will make all required filings in connection with the sale of the Securities to the Purchaser as required by federal and state laws and regulations, or by any domestic securities exchange or trading market, and if applicable, the filing of a notice on Form D (at such time and in such manner as required by the rules and regulations of the Commission), and to provide copies thereof to the Purchaser promptly after such filing or filings. With a view to making available to the holders of the Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit such holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form SB-2, the Company shall (a) at all times make and keep public information available, as those terms are understood and defined in Rule 144, (b) file on a timely basis with the Commission all information that the Commission may require under either of

Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all actions that may be required as a condition to the availability of Rule 144 (or any successor exemptive rule hereafter in effect) with respect to the Common Stock; and (d) furnish to any holder of the Securities forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) any other reports and documents that a holder of the Securities may reasonably request in order to avail itself of any rule or regulation of the Commission allowing such holder to sell any such Securities without registration.

(d) Authorization of Series B Preferred Stock. Simultaneously with the First Closing Date, the Board of Directors of the Company shall amend the Company’s certificate of incorporation to authorize the creation of the Series B Preferred Stock with the designations, rights and preferences set forth in the Series B Certificate of Designation attached hereto as Exhibit A.

(e) Reservation of Common Stock. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon conversion of the Series B Preferred Stock and the exercise of the Warrants (the “Conversion Shares”).

(f) Registration Requirement. Upon the execution of this Agreement, the holders of the Securities and the Company shall execute a registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(g) Return of Certificates on Conversion and Warrants on Exercise.

(i) Upon any conversion by the Purchaser of less than all of the Series B Preferred Stock pursuant to the terms of the Series B Certificate of Designation, the Company shall issue and deliver to the Purchaser, within seven business days of the date of conversion, a new certificate or certificates for, as applicable, the total number of shares of the Series B Preferred Stock, which the Purchaser has not yet elected to convert (with the number of and denomination of such new certificate(s) designated by the Purchaser).

(ii) Upon any partial exercise by the Purchaser or its assignees of the Warrants, the Company shall issue and deliver to the Purchaser or applicable assignee, within seven business days of the date on which the Warrants is exercised, new Warrants representing the number of adjusted shares of Common Stock covered thereby, in accordance with the terms thereof.

(h) Replacement Certificates and Warrants.

(i) The certificate(s) representing the shares of the Series B Preferred Stock held by the Purchaser shall be exchangeable, at the option of the Purchaser at any time and from time to time at the office of Company, for certificates with different denominations representing, as applicable, an equal aggregate number of shares of the Series B Preferred Stock as requested by the Purchaser upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

(ii) The Warrants will be exchangeable, at the option of the Purchaser or its assignees, at any time and from time to time at the office of the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

(i) Securities Laws Disclosure; Publicity. The Company shall, by the fourth trading day following the First Closing Date, issue a press release and file a Current Report on Form 8-K reasonably acceptable to Purchaser disclosing all material terms of the transactions contemplated hereby. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or principal trading market, without the prior written consent of Purchaser, except to the extent such disclosure is required by law or market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure.

19.	ADDITIONAL AGREEMENTS

(a) Use of Proceeds.

(i) The Company shall use the proceeds from the sale of the Series B Preferred Stock: (A) to reimburse the Purchaser its expenses as set forth in Section 8 hereof, and (B) to acquire a majority ownership and controlling interest in Desca Holdings, LLC, a Delaware limited liability company (“Desca”) pursuant to the terms of that certain Preferred Unit Purchase Agreement (“PUPA”), dated as of October 2, 2007, as amended, by and among the Company, Elandia/Desca Holdings, LLC (f/k/a Bella Durmiente, LLC), Desca and Jorge Enrique Alvarado Amado.

(ii) Further, the Company shall cause Elandia/Desca Holdings, LLC to use the proceeds from the sale of the Series A Preferred Units pursuant to the PUPA in accordance with Section 2(e) of the PUPA, as amended.

(b) South Pacific Repayment Condition. In the event that the Company sells an entire (or material portion thereof) business or subsidiary associated with its South Pacific operations, all proceeds thereof (net of any transaction costs associated therewith) shall, at the option of the Purchaser, be used to reduce all outstanding amounts (principal and accrued, unpaid interest) due to the Purchaser under those certain Convertible Notes, dated February 16, 2007 and June 25, 2007, executed by the Company in favor of the Purchaser.

(c) Listing of Common Stock. The Company shall use its reasonable best efforts to cause the following to occur: (i) the Company shall file, not later than April 15, 2008, a listing application for the American Stock Exchange (“AMEX”); and (ii) the Company’s Common Stock shall commence trading on AMEX not later than June 15, 2008. With respect to the actions listed in (i) and (ii), above, the Company shall fully cooperate with all third parties and promptly provide all information necessary for the occurrence of such actions it being understood by the Purchaser that the occurrence of such events are subject to the Company’s satisfaction of AMEX conditions and listing requirements and, accordingly, are not fully within the control of the Company.

(d) Delivery of Old Warrants. The Purchaser shall (and shall cause its affiliates and assignees to) surrender the Old Warrants to the Company for cancellation and shall execute and deliver such documentation as may be reasonably requested by the Company to evidence such surrender.

(e) “Most Favored Nation” Clause. For as long as Purchaser or any of its Affiliates (each a “Purchaser Party”) is a holder of capital stock in the Company or any successor thereto, the Company shall not grant to any other holder (beneficial or otherwise) of capital stock in the Company or securities convertible into, or exercisable or exchangeable for, capital stock in the Company rights and/or terms with respect to such capital stock (or with respect to such holder’s status as a holder of such capital stock) more favorable than the rights and/or terms then held by any Purchaser Party, unless the Company also grants such favorable terms to such Purchaser Party.

20.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE THE SHARES AND THE WARRANTS

The Purchaser understands that the Company’s obligation to issue the Series B Preferred Stock and the Warrants on the First Closing Date or each Closing Date, as applicable, to the Purchaser or its assignees pursuant to this Agreement is conditioned upon satisfaction the following, unless waived in writing by the Company:

(a) The accuracy on each Closing Date of the representations and warranties of the Purchaser contained in this Agreement in all material respects as if made on such Closing Date, and the performance by the Purchaser on or before such Closing Date of all covenants and agreements of the Purchaser required to be performed in all material respects on or before such Closing Date.

(b) The Company and the Purchaser shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement on or prior to each Closing Date.

(c) All corporate and other proceedings required to carry out the transactions contemplated by this Agreement on or prior to each Closing Date, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

(d) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of such Closing Date.

(e) The receipt of good funds as of each Closing Date.

21.	CONDITIONS TO THE PURCHASER’S OBLIGATION TO PURCHASE THE SHARES AND THE WARRANTS

The Company understands that the Purchaser’s obligation to purchase the Series B Preferred Stock and the Warrants on the First Closing Date and each subsequent Closing Date pursuant to Section 1 of this Agreement is conditioned upon satisfaction of the following, unless waived in writing by the Purchaser:

(a) The Purchaser shall have completed to its satisfaction its due diligence review of the Company, the Company’s business, assets and liabilities, the Company shall have furnished to the Purchaser and its representatives, such information as may be reasonably requested by them, and the Purchaser shall have approved the use of proceeds of the sale in its sole discretion.

(b) The accuracy on each Closing Date of the representations and warranties of the Company contained in this Agreement in all material respects as if made on such Closing Date, and the performance by the Company on or before such Closing Date of all covenants and agreements of the Company required to be performed in all material respects on or before such Closing Date.

(c) The Company shall have executed and delivered to the Purchaser or its assignees (i) the shares of Series B Preferred Stock with respect to each Closing Date and (ii) all of the Warrants on the First Closing Date.

(d) On each Closing Date, the Purchaser shall have received from the Company such other certificates and documents as it or its representatives, if applicable, shall reasonably request, and all proceedings taken by the Company or the Board of Directors of the Company, as applicable, in connection with the Primary Documents contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchaser.

(e) All regulatory approvals or filings, if any, on each Closing Date necessary to consummate the transactions contemplated by this Agreement shall have been made as of such Closing Date.

(f) The Company shall have received a Closing Certificate substantially in the form attached hereto as Exhibit D.

(g) On or before the First Closing Date, the Company shall have duly executed and delivered to Purchaser the Registration Rights Agreement.

(h) On or before the First Closing Date, the Board of Directors of the Company shall have amended the Company’s certificate of incorporation to authorize the creation of the Series B Preferred Stock with the designations, rights and preferences set forth in the Series B Certificate of Designation attached hereto as Exhibit A.

(i) On or before the First Closing Date, the Company shall have reimbursed the Purchaser the expenses then incurred by Purchaser in connection with the negotiation or performance of this Agreement pursuant to Section 22 hereof.

(j) On or before the First Closing Date, Purchaser shall have received an opinion of counsel from counsel to the Company in the form attached hereto as Exhibit E.

(k) On or before the First Closing Date, the closing of the transactions contemplated by the PUPA shall have occurred.

22.	FEES AND EXPENSES

The Company shall bear its own costs, including attorney’s fees, incurred in the negotiation of this Agreement and consummating of the transactions contemplated herein and the corporate proceedings of the Company in contemplation hereof and thereof. At the First Closing Date, the Company shall reimburse the Purchaser for all of the Purchaser’s reasonable out-of-pocket expenses incurred in connection with the negotiation or performance of this Agreement, including without limitation reasonable fees and disbursements of counsel to the Purchaser. The Company shall be solely responsible for all fees payable to SGC in connection with the transactions contemplated hereby.

23.	SURVIVAL

The agreements, covenants, representations and warranties of the Company and the Purchaser shall survive the execution and delivery of this Agreement and the delivery of the Securities hereunder for a period of two years from the date of the Final Closing Date, except that:

(a) the Company’s representations and warranties regarding Taxes contained in Section 17(s) of this Agreement shall survive as long as the Company remains statutorily liable for any obligation referenced in Section 17(s), and

(b) the Company’s representations and warranties contained in Section 17(c) shall survive until the Purchaser and any of its affiliates are no longer holders of any of the Securities purchased hereunder.

24.	INDEMNIFICATION

(a) Subject to Section 10(b), each of the Company and the Purchaser (each in such capacity under this Section, the “Indemnifying Party”) agrees to indemnify the other party and each officer, director, employee, agent, partner, stockholder, member and affiliate of such other party (collectively, the “Indemnified Parties”) for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims, diminution in value and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses periodically shall be reimbursed as incurred), in each case, arising out of or suffered or incurred in connection with any of the following, whether or not involving a third party claim: (A) any misrepresentation or any breach of any warranty made by the Indemnifying Party herein or in any of the other Primary Documents, (B) any breach or non-fulfillment of any covenant or agreement made by the Indemnifying Party herein or in any of the other Primary Documents, or (C) any claim relating to or arising out of a violation of applicable federal or state securities laws by the Indemnifying Party in connection with the sale or issuance of the Series B Preferred Stock or the Warrants by the Indemnifying Party to the Indemnified Party (collectively, the “Indemnified Liabilities”). To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, the Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Notwithstanding Section 10(a), no indemnification shall be payable in respect of any Indemnified Liability (i) where the claiming Indemnified Party prior to the First Closing Date had actual knowledge of or notice from information set forth in the schedules hereto of facts that would clearly evidence the existence or basis of such Indemnified Liability or (ii) where such Indemnified Party entered into a settlement of an Indemnified Liability without the prior written consent of the applicable Indemnifying Party and such Indemnifying Party has not unreasonably withheld such written consent.

25.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Elandia International Inc.
1500 Cordova Road, Suite 312
Ft. Lauderdale, Florida 33316
Attention: Harry Hobbs, Chief Executive Officer
	Telephone:	954-728-9090
	Facsimile:	954-728-9080

with a copy to:	Carlton Fields P.A.
4000 International Place
100 SE 2nd Street
Miami, FL 33131
Attention: Seth P. Joseph
	Telephone:	305-530-0050
	Facsimile:	305-530-0055

Purchaser:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua
West Indies
Attention: James M. Davis, Chief Financial Officer
	Telephone:	901-680-5260
	Facsimile:	901-680-5265

with a copy to:	Stanford Financial Group
5050 Westheimer Road
Houston, Texas 77056
Attention: Mauricio Alvarado, Esq.
	Telephone	713-964-5145
	Facsimile:	713-964-5245

26.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Primary Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

27.	MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Purchaser to any Person other than an Affiliate of Purchaser or any of the Persons set forth on Schedule A without the prior written consent of the Company. Any attempt by the Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any assignees of the Purchaser as well as any transferees of the Series B Preferred Stock and the Warrants.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(j) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Purchaser and the Company will be entitled to specific performance under the Primary Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signatures Begin on Following Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned as of the date first written above.

ELANDIA INTERNATIONAL INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer

STANFORD INTERNATIONAL BANK LTD.

By:	/s/ James M. Davis
James M. Davis
Chief Financial Officer

SCHEDULE A

Warrant Distribution

Stanford International Bank, Ltd. and its Assigns

Name	Address	Distribution ($32,000,000 Funding)	Distribution (to Holders of Old Warrants)
Stanford International Bank, Ltd.	No. 11 Pavilion Drive, St. John’s, Antigua, W.I.	785,000	971,500

Daniel T. Bogar	1016 Sanibel Drive, Hollywood, FL 33019	170,000	212,125

William R. Fusselmann	141 Crandon Blvd. # 437, Key Biscayne, FL 33149	170,000	212,125

OSVALDO PI and VIVIAN PI, Trustees, or their successors in trust, under the OSVALDO AND VIVIAN PI LIVING TRUST, dated February 13, 2007, and any amendments thereto	6405 SW 104th Street, Pinecrest, FL 33156	170,000	212,125

Ronald M. Stein	6520 Allison Road, Miami Beach, FL 33141	170,000	212,125

Charles M. Weiser	3521 N. 55th Ave., Hollywood, FL 33021	32,000	35,000

Tal Kimmel	325 South Biscayne Blvd., # 3020, Miami FL 33131	73,000	88,000

Moises Goihman			9,375

Marcos Singer			3,125

Michael Guptan			87,500

James Li			25,000

TOTAL		1,570,000	2,068,000

EXHIBIT INDEX

EXHIBIT A	CERTIFICATE OF DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

EXHIBIT B	FORM OF WARRANT

EXHIBIT C	REGISTRATION RIGHTS AGREEMENT

EXHIBIT D	CLOSING CERTIFICATE

EXHIBIT A

ELANDIA INTERNATIONAL INC.

a Delaware corporation

CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES

OF

SERIES B CONVERTIBLE PREFERRED STOCK

Pursuant to the Delaware General Corporation Law, the undersigned, being an officer of Elandia International Inc., a Delaware corporation (the “Corporation”), does hereby certify that the following resolution was adopted by the Corporation’s board of directors (the “Board”) authorizing the creation and issuance of 5,185,185 shares of Series B Convertible Preferred Stock:

RESOLVED, that pursuant to authority expressly granted to and vested in the Board by the Certificate of Incorporation, as amended, of the Corporation, the Board hereby creates 5,185,185 shares of Series B Convertible Preferred Stock of the Corporation and authorizes the issuance thereof, and hereby fixes the designation thereof, and the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereon (in addition to the designation, preferences and relative, participating and other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles Certificate of Incorporation, as amended, of the Corporation, which are applicable to the preferred stock, if any) as follows:

1. Designation. The series of preferred stock shall be designated and known as “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”). The number of shares constituting the Series B Preferred Stock shall be 5,185,185. Each share of the Series B Preferred Stock shall have a stated value equal to $6.75 (the “Stated Value”).

(a) Conversion Rights. The Series B Preferred Stock shall be convertible, without the payment of any additional consideration by a Holder, into the common stock, $0.00001 par value, of the Corporation (“Common Stock”) as follows:

(i) Optional Conversion. Subject to and upon compliance with the provisions of this Section 1(a), a holder of any shares of the Series B Preferred Stock (a “Holder”) shall have the right, at such Holder’s option at any time, to convert any of such shares of the Series B Preferred Stock held by the Holder into fully paid and non-assessable shares of the Common Stock at the then Conversion Rate (as defined herein).

(ii) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Rate upon the earlier of (i) the date specified by vote or written consent or agreement of holders of at least two-thirds of the then outstanding shares of the Series B Preferred Stock, or (ii) upon the closing of a Qualified Public Offering. As used herein, a “Qualified Public Offering” shall be the underwritten public offering of the Corporation’s Common Stock registered under the Securities Act of 1933, as amended (the “Securities Act”), that generates aggregate net proceeds to the Corporation (after deduction for underwriters’ discounts and expenses relating to the issuance, including without limitation fees of the Corporation’s counsel) equal to or exceeding $15,000,000 (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(iii) Conversion Rate. Each share of the Series B Preferred Stock is convertible into the number of shares of the Common Stock as shall be calculated by dividing the Stated Value by $6.75 (the “Conversion Price”; the conversion rate so calculated, the “Conversion Rate”), subject to adjustments as set forth in Section 1(a)(v) hereof.

(iv) Mechanics of Conversion.

a. The Holder may exercise the conversion right specified in Section 1(a)(i) by giving written notice to the Corporation at any time, that the Holder elects to convert a stated number of shares of the Series B Preferred Stock into a stated number of shares of Common Stock, and, subject to Section 1(a)(iv)b below, by surrendering the certificate or certificates representing the Series B Preferred Stock to be converted of a Lost Certificate Affidavit (as defined below) therefor, duly endorsed to the Corporation or in blank, to the Corporation at its principal office (or at such other office as the Corporation may designate by written notice, postage prepaid, to all Holders) at any time during its usual business hours, together with a statement of the name or names (with addresses) of the person or persons in whose name the certificate or certificates for Common Stock shall be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

b. On the date of an Automatic Conversion Event, the outstanding shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Series B Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates (a “Lost Certificate Affidavit”). On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Series B Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Series B Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Series B Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

c. If the conversion is in connection with the closing of a Qualified Public Offering, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing of the Qualified Public Offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the Qualified Public Offering.

d. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Series B Preferred Stock held by each holder of Series B Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash.

(v) Conversion Rate Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

a. Consolidation, Merger, Sale, Lease or Conveyance. In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease or conveyance to another corporation of all or substantially all the assets of the Corporation, each share of the Series B Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series B Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder of the shares of the Series B Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Series B Preferred Stock.

b. Stock Dividends, Subdivisions, Reclassification, or Combinations. If the Corporation shall (i) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares; the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the Holder of any shares of the Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of shares of Common Stock that he would have owned or been entitled to receive had such Series B Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Price shall be made whenever any event specified above shall occur. If the Corporation shall subdivide (by stock split, by payment of a stock dividend or otherwise) the outstanding shares of Series B Preferred Stock, into a greater number of shares of Series B Preferred Stock, the Stated Value of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Series B Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Series B Preferred Stock, the Stated Value of the Series B Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

c. Issuances of Securities. If at any time on or before the conversion of all of the Series B Preferred Stock the Corporation shall (i) sell or otherwise issue shares of the Common Stock at a purchase price per share less than the Conversion Price in effect immediately prior to such issuance, or (ii) sell or otherwise issue the Corporation’s securities which are convertible into or exercisable for shares of the Corporation’s Common Stock at a conversion or exercise price per share less than the Conversion Price in effect immediately prior to such issuance, then immediately upon such issuance or sale, the Conversion Price shall be adjusted to a price equal to the purchase price of the shares of Common Stock or the conversion or exercise price per share of the Corporation’s securities sold or issued.

d. Excluded Transactions. No adjustment to the Conversion Price shall be required under this Section 1(a)(v) in the event of the issuance of: (i) shares of Common Stock by the Corporation upon the conversion or exercise of or pursuant to any outstanding stock options or stock option plan now existing or hereafter approved by the Holders (“Stock Option Plans”); (ii) shares of Common Stock issued upon the exercise or conversion of options, warrants or other convertible securities outstanding as of the date of the filing of this Certificate of Designation, Rights and Preferences; (iii) shares of Common Stock issued or issuable as a dividend or distribution on the Series B Preferred Stock or pursuant to any event for which adjustment is made pursuant to this Section 1(a)(v)a or (a)(v)b; (iv) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a debt financing or commercial leasing transaction approved by the Board; [(v) shares of Common Stock issued or issuable in connection with any settlement of any action, suit, proceeding or litigation approved by the Board]; (vi) shares of Common Stock issued or issuable to non-Affiliates in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, provided such issuance is primarily for a purpose other than raising additional capital through the sale of equity securities of the Corporation; (vii) subject to the limitation set forth in clause (i) of this Section 1(a)(v)d, shares of Common Stock, phantom stock or stock options issued to directors or management under any Stock Option Plan and approved by the Board of Directors.

e. Reservation, Validity of Common Stock. The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Stock not therefore converted. Before taking any action which would cause an adjustment in the Conversion Rate such that Common Stock issuable upon the conversion of Series B Preferred Stock would be issued in excess of the authorized Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully-paid and non assessable shares of Common Stock at such adjusted Conversion Rate. Such action may include, but it is not limited to, amending the Corporation’s Certificate of Incorporation to increase the number of authorized Common Stock.

(vi) Approvals. If any shares of the Common Stock to be reserved for the purpose of conversion of shares of the Series B Preferred Stock require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any Common Stock into which the shares of the Series B Preferred Stock are then convertible is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion.

(vii) Valid Issuance. All shares of Common Stock that may be issued upon conversion of shares of the Series B Preferred Stock will upon issuance be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action that will cause a contrary result.

(b) Liquidation.

(i) Liquidation Preference. In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the Holders of the Series B Preferred Stock shall be entitled to receive, prior and before any distribution of assets shall be made to the holders of any Common Stock or other class of capital stock or other equity securities of the Corporation, an amount equal to the Stated Value per share of Series B Preferred Stock held by such Holder (the “Liquidation Pay Out”). After payment of the Liquidation Pay Out to each Holder and the payment of the respective liquidation preferences of the other preferred stock of the Corporation, if any, the entire remaining assets of the Corporation available for distribution shall be distributed pro rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(ii) Ratable Distribution. If upon any liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation to be distributed among the Holders shall be insufficient to permit payment in full to the Holders of such Series B Preferred Stock, then all remaining net assets of the Corporation after the provision for the payment of the Corporation’s debts shall be distributed ratably in proportion to the full amounts to which they would otherwise be entitled to receive among the Holders. Shares of Series B Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in such distribution, or series of distributions, as shares of Series B Preferred Stock.

(iii) Merger, Reorganization or Sale of Assets. For purposes of this Section 1(b), (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a transaction or series of related transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Corporation held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Corporation or such other surviving or resulting entity (or if the Corporation or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent)) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series B Preferred Stock to receive at the closing in cash, securities or other property amounts as specified in Section 1(b)(i) above. Whenever the distribution provided for in this Section 1(b) shall be payable in assets other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board, except that any publicly-traded securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

a. if the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the distribution;

b. if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes. For the purposes of this subsection 3(e), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

(c) Voting Rights.

(i) Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(ii) Other than as provided herein or required by law, there shall be no series voting.

(iii) Except as otherwise required under Delaware law, the Holders of the Series B Preferred Stock shall be entitled to vote at any meeting of stockholders of the Corporation (or any written actions of stockholders in lieu of meetings) with respect to any matters presented to the stockholders of the Corporation for their action or consideration. For the purposes of such stockholder votes, each share of Series B Preferred Stock shall be entitled to one vote for each share of Common Stock such share of Series B Preferred Stock would be convertible into at the record date set for such voting. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted), shall be disregarded.

(iv) Notwithstanding the foregoing, so long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not (and shall not cause or permit any of its material Subsidiaries to), by amendment, merger, consolidation or otherwise, without first obtaining the approval of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock (i) alter or change the rights, preferences or privileges of the Series B Preferred Stock as outlined herein, (ii) create any new class or series of capital stock (or securities convertible into or exercisable therefor) (1) having a preference over the Series B Preferred Stock as to the payment of dividends or the distribution of assets upon the occurrence of a Liquidation Event or (2) that are otherwise on parity or superior to the Series B Preferred (“Senior Securities”), (iii) alter or change the rights, preferences or privileges of any Senior Securities so as to adversely affect the Series B Preferred Stock, (iv) enter into a contract for a sale by the Corporation (or any material subsidiary thereof) of a material portion of the assets or equity of the Corporation or such subsidiary whether effected by a merger, consolidation or similar transaction; (vi) amend the Corporation’s certificate of incorporation, bylaws or this Certificate (as defined below); (vii) change the nature of the Corporation’s business or invest any corporate funds in a business entity or venture that is not directly related to the Corporation’s principal line of business; (viii) declare or pay dividends or redeem any equity securities of the Corporation or an material subsidiary thereof (other than dividends payable on, or redemption of, the Series B Preferred Stock); (ix) issue additional shares of Series B Preferred Stock; (x) make capital expenditures in excess of a $15,000,000 in any 12-month period; (xi) enter into any credit facility or issue debt in excess of $15,000,000; (xii) conduct any public offering of securities by the Corporation or any of its Subsidiaries; (xiii) expand the size of the board of directors of the Corporation; and (xiv) enter into or modify any affiliated or related party transaction.

(b) Dividends. In the event that the Corporation declares and pays dividends to the holders of its Common Stock, payable in cash or assets other than in shares of its Common Stock (valued at the fair market value thereof as determined in good faith by the Board), the Holders of the Series B Preferred Stock shall be entitled to receive dividends for each share of Common Stock which each share of Series B Preferred Stock would be convertible into at the record date set for such dividend.

(c) Exclusion of Other Rights. Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate (as defined below) (as such Certificate may be amended from time to time) and in the Corporation’s Certificate of Incorporation, as amended.

(d) Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

(e) Severability of Provisions. If any right, preference or limitation of the Series B Preferred Stock set forth in this certificate of designations, rights and preferences (“Certificate”) (as such Certificate may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

(f) Status of Reacquired Shares. No shares of the Series B Preferred Stock which have been issued and reacquired in any manner or converted into Common Stock may be reissued, and all such shares shall be returned to the status of undesignated shares of preferred stock of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf by its Chief Executive Officer this 21st day of November, 2007.

By:
Harry G. Hobbs
Chief Executive Officer

EXHIBIT B

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

THIS WARRANT IS SUBJECT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED AS OF NOVEMBER 21, 2007 BETWEEN THE COMPANY AND STANFORD INTERNATIONAL BANK LTD., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND ANY TRANSFERS AND TRANSFEREES OF THIS WARRANT AND THE WARRANT STOCK ARE SUBJECT TO THE TERMS AND CONDITIONS OF SUCH AGREEMENT

Warrant No. B-

WARRANT

For the Purchase of Common Stock of

ELANDIA INTERNATIONAL INC.

a Delaware corporation

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON              , 201[2].

Shares	, 2007

FOR VALUE RECEIVED, ELANDIA INTERNATIONAL INC., a Delaware corporation (the “Company”), hereby certifies that                                          (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company              shares of common stock (the “Common Shares”), par value $0.0001 per share (“Common Stock”), of the Company at an exercise price per Common Share equal to $0.001 per Common Share (the “Exercise Price”), during the period commencing on the date hereof and expiring at 5:00 P.M., Eastern Standard time, on the fifth (5th) anniversary thereof.

The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.” The Warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the “Warrants”.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

28.	EXERCISE OF WARRANT

(a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on             , 2007

(“Date of Issuance”) and expiring at 5:00 P.M., Eastern Standard time, on the fifth (5th) anniversary thereof, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form.

The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably possible.

(b) Cashless Exercise. In lieu of the payment method set forth in Section 1(a) above, the Holder may elect to exchange all or some of this Warrant for the Common Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 1(b), the Holder shall tender to the Company this Warrant for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of Common Shares computed using the following formula:

X	=	Y (A-B)
A

Where: X =	The number of Common Shares to be issued to the Holder.

	Y =	The number of Common Shares covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 1(b).

	A =	The Market Price of one Common Share.

	B =	The Exercise Price (as adjusted to the date of such calculation).

The Warrant exchange shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

As used herein in the phrase “Market Price” at any date shall be deemed to be the last reported sale price or the closing price of the Common Stock on any exchange (including the National Association of Securities Dealers Automated Quotation System (“Nasdaq”)) on which the Common Stock is listed or the closing price as quoted on the OTC Bulletin Board, or, in the case no such reported sale takes place on such day, the average of the last reported sales prices or quotations for the last five trading days, in either case as officially reported or quoted by the principal securities exchange or the OTC Bulletin Board, and if the Common Stock is not listed or quoted as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

(c) “Easy Sale” Exercise. In lieu of the payment method set forth in Section 1(a) above, when permitted by law and applicable regulations (including rules of Nasdaq and National Association of Securities Dealers (“NASD”)), the Holder may pay the

aggregate Exercise Price (the “Exercise Amount”) through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

29.	COVENANTS BY THE COMPANY

The Company covenants and agrees as follows:

(a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

(b) Valid Issuance. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment thereof, validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

(c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Stock.

(d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

30.	EXCHANGE OR ASSIGNMENT OF WARRANT

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new Warrants issued to the assignee and the Holder shall make reference to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

31.	RIGHTS OF THE HOLDER

The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

32.	ADJUSTMENT OF EXERCISE PRICE

(a) Stock Splits, Subdivisions or Combinations; Common Stock Dividends; Reclassification. If the Company, at any time while this Warrant is outstanding, (a) shall fix a record date for the effectuation of a split, subdivision or combination of the outstanding shares of Common Stock, (b) shall pay a stock dividend on its Common Stock, or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

(b) Rights; Options; Warrants or Other Securities. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Exercise Price, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company would purchase at the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

(c) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Sections 5(a) and 5(b) above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Exercise Price as of such record date; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the registered owners of a majority of the Warrant Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select in good faith an additional appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d) Rounding. All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

(e) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, president or chief financial officer of the Company.

(f) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

(g) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an “Event”), lawful provision shall be made so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled; provided, however, that in the case of a transaction specified in (A), above, in which holders of the Company’s Common Stock receive cash, the Holder shall have the right to exercise the Warrant for such number of shares of the surviving company equal to the amount of cash into which this Warrant is then exercisable, divided by the fair market value of the shares of the surviving company on the effective date of such Event. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(g) upon any exercise or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(g) shall similarly apply to successive Events. “Change of Control Transaction” means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company’s securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

(h) Issuances Below Exercise Price. If the Company, at any time while this Warrant is outstanding:

(i) issues or sells, or is deemed to have issued or sold, any Common Stock;

(ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities (as defined below)) (such rights, options or warrants being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”); or

(iii) in any manner issues or sells any Convertible Securities;

for (a) with respect to paragraph (i) above, a price per share, or (b) with respect to paragraphs (ii) or (iii) above, a price per share for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is, less than the Exercise Price in effect immediately prior to such issuance or sale, then, immediately after such issuance, sale or grant, the Exercise Price shall be reduced to a price equal to the price per share of the Common Stock sold or the exercise price or conversion price of the Options and Convertible Securities, as applicable. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options or Convertible Securities. The number of Common Shares issuable upon exercise of this Warrant shall be increased to an amount equal to the quotient of (A) the product of (x) the Exercise Price in effect immediately prior to the adjustment multiplied by (y) the number of Common Shares issuable upon exercise of this Warrant immediately prior to the adjustment, divided by (B) the adjusted Exercise Price. If there is a change at any time in (i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Exercise Price shall be adjusted to Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

“Excluded Securities” means (i) options to be granted pursuant to a stock option plan approved by Stanford International Bank Ltd. (“Stanford”); (ii) shares of Common Stock issued upon conversion or exercise of warrants, options or other securities convertible into Common Stock which have been specifically disclosed to Stanford in the Preferred Stock Purchase Agreement dated as of November     , 2007 between the Company and Stanford, or (iii) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed to be issued by the Company in connection with a strategic acquisition by the Company of the assets or business, or division thereof, of another entity which acquisition has been approved by Stanford in writing.

(i) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 5(h), the following shall be applicable:

(i) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale price of such security for the five (5) consecutive trading days immediately preceding the date of receipt thereof. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Warrant Stock then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within 48 hours of the 10th day following the Valuation Event by an appraiser selected in good faith by the Company and agreed upon in good faith by the registered owners of a majority of the Warrant Stock then outstanding. The determination of such appraiser shall be binding upon all parties absent manifest error.

(ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.001.

(iii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(iv) Other Events. If any event occurs that would adversely affect the rights of the Holder of this Warrant but is not expressly provided for by this Section 5 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Exercise Price.

(j) Notice of Certain Events. If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

(iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company’s capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 30-day period commencing on the date of such notice.

(k) Increase in Exercise Price. In no event shall any provision in this Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above.

33.	RESTRICTIONS ON EXERCISE

(a) Investment Intent. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be reasonably required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

34.	RESTRICTIONS ON TRANSFER

(a) Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, transfer or other disposition of such securities; (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition; or (3) to any “affiliate” (as such term is used in Rule 144 promulgated pursuant to the Act) of the Holder.

(b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

“The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available.”

35.	LOST, STOLEN OR DESTROYED WARRANTS

In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

36.	SUBSEQUENT HOLDERS

Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

37.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed the other party at the following address, or at such other addresses as a party may designate by five days advance written notice to the other party hereto.

Company:	Elandia International Inc.
1500 Cordova Road, Suite 312
Ft. Lauderdale, Florida 33316
Attention: Harley L. Rollins, Chief Financial Officer
Telephone: 954-728-9090
Facsimile: 954-728-9080

Holder:

38.	GOVERNING LAW; JURISDICTION

This Warrant shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

(Signature on the following page)

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

ELANDIA INTERNATIONAL INC.

By:
Harley L. Rollins
Chief Financial Officer

ELANDIA INTERNATIONAL INC.

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects (A) to exercise the Warrant dated              , 2007 (the “Warrant”), pursuant to the provisions of Section 28(a) of the Warrant, to the extent of purchasing              shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Elandia International Inc. and hereby makes a payment of $             in payment therefor, or (B) to exercise the Warrant to the extent of purchasing              shares of the Common Stock, pursuant to the provisions of Section 28(b) of the Warrant. In exercising the Warrant, the undersigned hereby confirms that the Common Stock to be issued hereunder is being acquired for investment and not with a view to the distribution thereof. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

Name of Holder

Signature of Holder or Authorized Representative

Signature, if jointly held

Name and Title of Authorized Representative

Address of Holder

Date

EXHIBIT C

ELANDIA INTERNATIONAL INC.

a Delaware corporation

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of the 21st day of November, 2007 (the “Agreement”), is entered into by and among Elandia International Inc., a Delaware corporation (the “Company”), and Stanford International Bank Ltd., a banking corporation organized under the laws of Antigua and Barbuda, and its assigns (the “Investor”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as hereinafter defined).

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Investor is agreeing to purchase from the Company, (i) pursuant to the Preferred Stock Purchase Agreement dated as of November 21, 2007 between the Company and the Investor (the “Purchase Agreement”), 5,185,185 shares of the Series B Preferred Stock and Warrants (the “Warrants”) to purchase 3,638,000 shares of the Company’s common stock, par value $.00001 (the “Common Stock”), subject to adjustment as provided in the Warrants; and

WHEREAS, the Company desires to grant to the Investors the registration rights set forth herein with respect to the shares of Common Stock issuable upon conversion of the Company’s Series A Preferred Stock or Series B Preferred Stock (the “Conversion Shares”), the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), the shares of Common Stock issuable upon the exercise of the warrants issuable in the event of a registration default pursuant to Section 4(f) (the “Default Warrant Shares”) and the shares of Common Stock issued as a dividend or other distribution with respect to the Conversion Shares, Warrant Shares or Default Warrant Shares (the “Distribution Shares”) (all the shares of the Series B Preferred Stock, the Conversion Shares, the Merger Shares, the Warrant Shares, the Default Warrant Shares and the Distribution Shares, collectively and interchangeably, are referred to herein as the “Securities”).

NOW, THEREFORE, the parties hereto mutually agree as follows:

39.	CERTAIN DEFINITIONS

As used herein the term “Registrable Security” means the Conversion Shares, Warrant Shares, Default Warrant Shares and the Distribution Shares, until the later of (i) the Registration Statement (as defined below) has been declared effective by the Securities and Exchange Commission (the “Commission”), and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (“Rule 144”) (or any similar provision then in force) under the Securities Act of 1933, as amended (the “Securities Act”) are met, and (iii) such time as, in the opinion of counsel to the Company reasonably satisfactory to the Investors and upon delivery to the Investors of such executed opinion, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144 (or any similar provision then in effect). In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement. As used herein the term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 10 hereof. As used herein “Trading Day” shall mean any business day on which the market on which the Common Stock trades is open for business.

40.	RESTRICTIONS ON TRANSFER

The Investor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are “restricted securities” as defined in Rule 144. The Investor understands that no disposition or transfer of the Securities may be made by the Investor in the absence of (i) an opinion of counsel to Investor, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

41.	COMPLIANCE WITH REPORTING REQUIREMENTS

With a view to making available to the Investor the benefits of Rule 144 or any other similar rule or regulation of the Commission that may at any time permit the holders of the Securities to sell securities of the Company to the public pursuant to Rule 144, the Company agrees to:

(a) comply with the provisions of paragraph (c)(1) of Rule 144;

(b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements; and

(c) Upon request by any Holder or the Company’s transfer agent, the Company shall provide an opinion of counsel, which opinion shall be reasonably acceptable to the Holder and/or the Company’s transfer agent, that such Holder has complied with the applicable conditions of Rule 144 (or any similar provision then in force).

42.	REGISTRATION RIGHTS WITH RESPECT TO THE REGISTRABLE SECURITIES

(a) The Company agrees that it will prepare and file with the Commission, on or prior to March 31, 2008 (the “Filing Deadline”), a registration statement (on Form S-1 or SB-2, or other appropriate registration statement form) under the Securities Act (the “Initial Registration Statement”). The Company shall use its best efforts to cause the Initial Registration Statement and any other registration statement required to be filed by the Company hereunder (the Initial Registration Statement and any such subsequent registration statement, each a “Registration Statement”) to become effective as soon as practical following the filing of such Registration Statement (the date on which such Registration Statement becomes effective, the “Effective Date”). The Company will notify the Holders and its transfer agent of the effectiveness of any Registration Statement within one Trading Day of such Effective Date.

(b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 4 effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date all the Holders receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holders, that all of the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, or (iv) all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend.

(c) Notwithstanding anything contained herein, in the event that the Commission requires the Company to reduce the number of Registrable Securities to be included in a Registration Statement in order to allow the Company to rely on Rule 415 with respect to a Registration Statement, then the Company shall be obligated to include in such Registration Statement (which may be a subsequent Registration Statement if the Company needs to withdraw the initial Registration Statement and refile a new Registration Statement in order to rely on Rule 415) only such limited portion of the Registrable Securities as the Commission shall permit. Any Registrable Securities that are excluded in accordance with the foregoing terms are hereinafter referred to as “Cut Back Securities.” To the extent Cut Back Securities exist, as soon as may be permitted by the Commission, the Company shall be required to file a Registration Statement covering the resale of the Cut Back Securities and shall use best efforts to cause such Registration Statement to be declared effective as promptly as practicable thereafter.

(d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under this Section 4 and in complying with applicable securities and blue sky laws (including, without limitation, all attorneys’ fees of the Company) shall be borne by the Company. The Company shall also reimburse the fees and expenses of counsel to the Holders incurred in connection with such counsel’s review of any Registration Statement and advice concerning such Registration Statement and its filing subject to a cap of $50,000. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered. The Holders and their counsel shall have a reasonable period, not to exceed 15 Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and the Company shall provide the Holders with copies of any comment letters received from the Commission with respect thereto within two Trading Days of receipt thereof. The Company shall qualify any of the Registrable Securities for sale in such states as the Holders reasonably designate and shall furnish indemnification in the manner provided in Section 7 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the Holders, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply each of the Investors with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by any of the Investors.

(e) The Company shall not be required by this Section 4 to include the Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holders and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not “restricted securities,” as defined in Rule 144.

(f) If: (i) the Initial Registration Statement is not filed on or prior to the Filing Deadline (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by the terms of this Agreement, the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Initial Registration Statement filed or required to be filed hereunder is not declared effective by the Commission within one hundred twenty (120) days following the date of filing thereof, or (iii) after the Effective Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Investor is otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities for more than 30 consecutive calendar days or more than an aggregate of 40 calendar days during any 12-month period (which need not be consecutive calendar days) (any such failure or breach being referred to as a “Registration Default”), then the Company will issue to each of the Holders as of the first day of such Registration Default and for every consecutive quarter in which such Registration Default is occurring, as liquidated damages, and not as a penalty, warrants equal to ten percent (10%) of the Warrants issued to the Holders pursuant to the Purchase Agreement (“Default Warrants”), with the same exercise price and otherwise in the form of the Warrant attached as Exhibit B to the Purchase Agreement, until such corresponding Registration Default no longer exists (“Liquidated Damages”); provided, however, that the issuance of such Default Warrants shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section.

If the Company does not issue the Default Warrants to the Holders as set forth above, the Company will pay any Holder’s reasonable costs of any action in a court of law to cause compliance with this Section 4(f), including reasonable attorneys’ fees, in addition to the Default Warrants. The registration of the Registrable Securities pursuant to this Section shall not affect or limit a Holder’s other rights or remedies as set forth in this Agreement.

(g) Except as required by the terms of this Agreement, the Company shall be precluded from filing any registration statement (whether for its own account or for the account of others) without the prior written consent of the Holders.

43.	COOPERATION WITH COMPANY

Each Holder will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding such Holder and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those Registrable Securities which the Commission will permit to be registered without naming any Holder as underwriters. Any delay or delays caused by a Holder by failure to cooperate as required hereunder shall not constitute a Registration Default as to such Holder.

44.	REGISTRATION PROCEDURES

If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Holders’ assistance and cooperation as reasonably required with respect to each Registration Statement:

(a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever any of the Holder shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by Section 4(d) and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose; (ii) furnish to each of the Holders such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as any of the Holders may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to the Holders copies of any comments and communications from the Commission relating to the Registration Statement, if lawful to do so;

(c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request (subject to the limitations set forth in Section 4(d) above), and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

(d) list such Registrable Securities on the markets where the Common Stock of the Company is listed as of the effective date of the Registration Statement, if the listing of such Registrable Securities is then permitted under the rules of such markets;

(e) notify the Holders at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall prepare and file a curative amendment under Section 6(a) as quickly as reasonably possible and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement;

(f) after becoming aware of such event, notify each of the Holders who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;

(g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as any of the Holders reasonably may request and registered in such names as any of the Holders may request; and, within three Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

(h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

(i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

(j) maintain a transfer agent and registrar for the Common Stock.

45.	INDEMNIFICATION

(a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless each of the Holders, each person, if any, who controls any of the Holders within the meaning of the Securities Act, and each director, officer, shareholder, employee, agent, representative, accountant or attorney of the foregoing (each of such indemnified parties, a “Distributing Investor”) against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses), to which the Distributing Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Investor, its counsel, or affiliates, specifically for use in the preparation thereof or (ii) by such Distributing Investor’s failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) To the maximum extent permitted by law, each Distributing Investor agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Investor, its counsel or affiliates, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Investor may otherwise have under this Agreement. Notwithstanding anything to the contrary herein, the Distributing Investor shall be liable under this Section 7(b) for only that amount as does not exceed the net proceeds to such Distributing Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties shall have the right to employ one or more separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any interpleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys’ fees and expenses) shall be paid to the indemnified party, as incurred, within 10 Trading Days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

46.	CONTRIBUTION

In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 7 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 7 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Investor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Investor on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Investor agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of this Section 8, in no event shall (i) any of the Distributing Investors be required to undertake liability to any person under this Section 8 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Investor from the sale of such Distributing Investor’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

47.	NOTICES

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by five days advance written notice to each of the other parties hereto.

Company:	Elandia International Inc.
1500 Cordova Road, Suite 312
Ft. Lauderdale, Florida 33316
Attention: Harley L. Rollins, Chief Financial Officer
Telephone: 954-728-9090
Facsimile: 954-728-9080

Investor:	Stanford International Bank Ltd.
No. 11 Pavilion Drive
St. John’s, Antigua
West Indies
Attention: James M. Davis, Chief Financial Officer

48.	ASSIGNMENT

The registration rights granted to any Holder under this Agreement may be transferred or assigned provided the transferee is bound by the terms of this Agreement and the Company is given written notice of such transfer or assignment.

49.	ADDITIONAL COVENANTS OF THE COMPANY

For so long as it shall be required to maintain the effectiveness of the Registration Statement, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action so as to maintain such eligibility for the use of the applicable form.

50.	CONFLICTING AGREEMENTS

The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise prevents the Company from complying with all of its obligations hereunder.

51.	GOVERNING LAW; JURISDICTION

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

52.	MISCELLANEOUS

(a) Entire Agreement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. This Agreement, together with the other Primary Documents, including any certificate, schedule, exhibit or other document delivered pursuant to their terms, constitutes the entire agreement among the parties hereto with respect to the subject matters hereof and thereof, and supersedes all prior agreements and understandings, whether written or oral, among the parties with respect to such subject matters.

(b) Amendments. This Agreement may not be amended except by an instrument in writing signed by the party to be charged with enforcement.

(c) Waiver. No waiver of any provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

(d) Construction. This Agreement and each of the Primary Documents have been entered into freely by each of the parties, following consultation with their respective counsel, and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either party.

(e) Binding Effect of Agreement. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities.

(f) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or unenforceability of this Agreement in any other jurisdiction.

(g) Attorneys’ Fees. If any action should arise between the parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys’ fees.

(h) Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement.

(i) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first written above.

ELANDIA INTERNATIONAL INC.

By:
Harley L. Rollins
Chief Financial Officer

STANFORD INTERNATIONAL BANK LTD.

By:
James M. Davis
Chief Financial Officer

EXHIBIT D

ELANDIA INTERNATIONAL INC.

a Delaware corporation

CLOSING CERTIFICATE

The undersigned, Harley L. Rollins, hereby certifies to Stanford International Bank Ltd., an Antiguan banking corporation (“SIBL”), that he is the duly elected and acting Chief Financial Officer of Elandia International Inc., a Delaware corporation (the “Company”), and hereby further certifies to SIBL as follows:

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Preferred Stock Purchase Agreement dated as of November 21, 2007 and entered into by and between the Company and SIBL (the “Securities Purchase Agreement”):

1.	Representations and Warranties. The Company’s representations and warranties contained in the Securities Purchase Agreement are true and correct in all respects on and as of the date hereof, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date.

2.	Covenants and Agreements. The Company has performed all covenants and agreements required to be performed pursuant to the Securities Purchase Agreement in all respects on and as of the date hereof.

3.	Recent Events. Except as disclosed in the Securities Purchase Agreement, since the First Closing Date, there has not been any material adverse change or any material adverse development in the business, properties, operations, financial condition, prospects, outstanding securities or results or operations of the Company and no event has occurred and no circumstances exist that may result in such material adverse change. The Company has not engaged in any practice, taken any action, or entered into any transaction outside its ordinary course of business.

IN WITNESS WHEREOF, the undersigned has executed this Officers’ Certificate this 21st day of November, 2007.

By:
Harley L. Rollins
Chief Financial Officer